SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 5, 2007
         --------------------------------------------------------------

                             J & J SNACK FOODS CORP.
                             -----------------------

             (Exact name of registrant as specified in its charter)

  New Jersey                          0-14616                    22-1935537
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  (State or Other                    (Commission            (I.R.S. Employer
  Jurisdiction of Organization)      File Number)          Identification No.)

                   6000 Central Highway, Pennsauken, NJ 08109
                   ------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (856) 665-9533
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                                       N/A
                                       ---
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneouusly satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  ) Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

(  ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

(  ) Pre-commencement communications pursuant to Rule 14d-2 (b) under the
     Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
            DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Vincent A. Melchiorre, 46, has been appointed to the position of Executive Vice President of J & J Snack Foods Corp. effective June 11, 2007. Mr. Melchiorre will be the Chief Marketing Officer of the company and will have overall responsibility for the sales and marketing for J & J's foodservice and retail supermarket segments.

For the past year, Mr. Melchiorre was Senior Vice President of Weston Foods USA, headquartered in Horsham, PA, responsible for leadership of the $1.2 billion Bread and Roll business. From 2003 through May 2006, he was Senior Vice President of Sales and Chief Marketing Officer for the Tasty Baking Company, headquartered in Philadelphia, PA. He previously spent over 20 years at The Campbell Soup Company, headquartered in Camden, NJ, where he held the positions of Vice President of Marketing for Pepperidge Farm's Biscuit and Cookie Division and, before that, Business Director of the company's flagship Red & White Soup business.

Mr. Melchiorre and the Company have entered into an employment agreement which can be terminated on 30 days notice. Under the terms of the agreement, Mr. Melchiorre will receive a base annual salary of $286,000 with a target bonus of 75% of base salary along with a signing bonus of $65,000. Additionally, he will receive 10,000 options to purchase the Company's stock at its fair market value on June 11, 2007 which will vest over a two to three year period and 10,000 shares of the Company's common stock which will vest over a two to three year period and an annual grant of incentive stock options of a minimum of $100,000.00 in stock value to be issued at the same time and upon the same conditions as to other employees of the Company. He will be entitled to other benefits which are generally available to most or all of the Company employees such as group health insurance and participation in the Company's 401(k) plan. Upon a change in control of the Company, Mr. Melchiorre would be entitled to a payment of approximately two times his base annual salary and one year's bonus and his options to purchase the Company's stock will vest immediately.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number                Description of Document

99.1                          Press Release dated June 5, 2007

99.2 Employment Agreement Between Vincent A. Melchiorre and J & J Snack Foods Corp.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   J & J SNACK FOODS CORP.

                                   By:   /s/   Gerald B. Shreiber
                                   ---   ---   ------------------



                                         Gerald B. Shreiber
                                         President


                                         /s/   Dennis G. Moore
                                         ---   ---------------



                                         Dennis G. Moore
                                         Chief Financial Officer


Date:  June 5, 2007

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                                  EXHIBIT INDEX

Exhibit Number           Description

99.1                     Press Release dated June 5, 2007

99.2 Employment Agreement Between Vincent A. Melchiorre and J & J Snack Foods Corp.


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